Cantaloupe, Inc. Reports Record Revenue for the Fourth Quarter and Fiscal Year 2022

Fourth Quarter Revenue Increased 18% Year over Year to $58 million

Fiscal Year 2022 Revenue Increased 23% Year over Year to $205 million

MALVERN, Pa. -- September 8, 2022 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for the unattended retail market, today reported results for the fourth quarter and fiscal year ended June 30, 2022.

The Company reported an all-time high for total quarterly revenue of $58 million, up 18% over fourth quarter 2021. This is also the fifth successive quarter with double-digit year-over-year revenue growth. For the full fiscal year, the Company reported a 23% increase in revenue to $205 million, also a new record.

Fourth Quarter 2022 Financial Highlights:

•Record revenue of $58.0 million, an increase of 18% year over year. The increase was led by a fifth consecutive quarter of record transaction revenue
◦Transaction fees of $30.0 million, an increase of 23% year over year
◦Subscription fees of $14.9 million, an increase of 7% year over year
◦Equipment sales of $13.1 million, an increase of 22% year over year
•Total Dollar Volumes of Transactions in the fourth quarter were $616.1 million, an increase of 20% year over year
•Gross margin of 29.5% compared with 30.2% in the prior year quarter
◦Subscription and transaction fees margins of 39.5% compared to 39.3% in the prior year quarter
◦Equipment sales margins of (4.6)% compared to (2.3)% in the prior year quarter
•GAAP Net loss applicable to common shares of $2.1 million, or $(0.03) per share, compared to Net income applicable to common shares of $2.7 million, or $0.04 per share, in the prior year period
•Adjusted EBITDA1 of $2.0 million compared to $5.0 million in the prior year period. Prior year benefited from a $2.9 million adjustment to a sales tax reserve due to a state law change

Fiscal Year 2022 Financial Highlights:

•Record revenue of $205.2 million, an increase of 23% year over year
◦Transaction fees of $110.7 million, an increase of 29% year over year
◦Subscription fees of $58.1 million, an increase of 8% year over year
◦Equipment sales of $36.4 million, an increase of 31% year over year
•Total Dollar Volumes of Transactions in the fiscal year were $2.3 billion, an increase of 30.2% year over year
1 Adjusted earnings before income taxes, depreciation, and amortization, stock-based compensation expense, and certain other significant infrequent or unusual losses and gains that are not indicative of our core operations (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net income to Adjusted EBITDA.

•Gross margin of 31.3% compared with 32.4% in the prior year
◦Subscription and transaction fees margins of 38.8% compared to 39.9% in the prior year
◦Equipment sales margins of (3.5)% compared to (5.8)% in the prior year
•GAAP Net loss applicable to common shares of $2.4 million, or $0.03 per share, compared to Net loss applicable to common shares of $9.4 million, or $0.14 per share, in the prior year
•Adjusted EBITDA1 of $9.9 million compared to $7.6 million in the prior year

“We are pleased to report a record fourth quarter and year,” said Sean Feeney, chief executive officer, Cantaloupe. “The self-service economy is still at an early stage, and we are very excited about Cantaloupe’s leadership position, allowing us to capitalize on the secular tailwinds benefitting our industry.”

Recent Business Highlights:

•Active Customers totaled 23,991 at the end of the fourth quarter of 2022 compared to 19,834 at the end of the fourth quarter of 2021, an increase of 21%
•Active Devices totaled 1.14 million at the end of the fourth quarter of 2022 compared to 1.09 million at the end of the fourth quarter of 2021, an increase of 4%
•Successfully launched a bundled subscription model, the Cantaloupe ONE Platform
•Shipped 43,000 of newly launched Engage interactive devices in fiscal year 2022

Management Changes:

•Ravi Venkatesan appointed chief executive officer, effective October 1, 2022. Venkatesan, who currently serves as Cantaloupe’s COO, will succeed Sean Feeney, who will retire from Cantaloupe as of September 30, 2022
•Gaurav Singal appointed chief technology officer, effective September 12, 2022

Fiscal Year 2023 Outlook:

For full fiscal year 2023, the Company expects the following:

•Revenue to be between $225 million and $235 million
•U.S. GAAP Net income to be between $1 million and $5 million
•Adjusted EBITDA2 to be between $12 million and $17 million
•Total Operating Cash Flow to be between $10 million and $15 million

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor
Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations.

Please note that there is a new system to access the live call in order to ask questions. To join the live call, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market. Cantaloupe is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively. For more information, please visit our website at www.cantaloupe.com.

Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below.

We use Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP net loss before (i) interest income (ii) interest expense on debt and reserves (iii) income tax expense (iv) depreciation (v) amortization (vi) stock-based compensation expense (vii) fees and charges that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs that are not indicative of our core operations and (viii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations including asset impairment charges and gain on extinguishment of debt.

Unaudited Results:
As the audit of the 2022 Form 10-K is yet to be finalized, the Company’s results presented herein are unaudited and represent the most current information available to the Company’s management. The unaudited results included herein have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not yet expressed an opinion or any other form of assurance with respect to these financial results. The Company’s actual results may differ from the results presented in this release due to the completion of the year-end financial closing procedures, review and audit and final adjustments and other developments that may arise between the date of this press release and the time that the Company files its fiscal year Form 10-K with the SEC.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by Cantaloupe of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on Cantaloupe’s operations, financial condition and the demand for Cantaloupe’s products and services; the ability of Cantaloupe to predict or estimate its future quarterly or annual revenue and expenses given the developing and unpredictable market for its products; the ability of Cantaloupe to retain key customers from whom a significant portion of its revenues is derived; the ability of Cantaloupe to compete with its competitors to obtain market share; the ability of Cantaloupe to make available and successfully upgrade current customers to new standards and protocols; whether Cantaloupe's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by Cantaloupe; the ability of Cantaloupe to execute on mergers, acquisitions and/or strategic alliances, including the timing and closing of acquisitions and our ability to integrate and operate such acquisitions consistent with our forecasts; disruptions to our systems, breaches in the security of transactions involving our products or services, or failure of our processing systems; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; our ability to timely file periodic reports with the U.S. Security and Exchange Commission; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2022 and Quarterly Report on Form 10-Q for the periods ended September 30, 2021, December 31, 2021 and March 31, 2022. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

-F--CTLP

Media and Investor Relations Contacts for Cantaloupe, Inc:
Sarah Toomey
RH Strategic Communications
stoomey@rhstrategic.com

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Cantaloupe, Inc.
Consolidated Balance Sheets

	As of June 30,
($ in thousands, except per share data)	2022 (Unaudited)	2021

Assets
Current assets:
Cash and cash equivalents	$68,125	$88,136
Accounts receivable, net	37,695	27,470
Finance receivables, net	6,721	7,967
Inventory, net	19,754	5,292
Prepaid expenses and other current assets	4,285	2,414
Total current assets	136,580	131,279

Non-current assets:
Finance receivables due after one year, net	14,727	11,632
Property and equipment, net	12,784	5,570
Operating lease assets	2,370	3,049
Intangibles, net	17,947	19,992
Goodwill	66,656	63,945
Other assets	4,568	2,205
Total non-current assets	119,052	106,393

Total assets	$255,632	$237,672

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$48,440	$36,775
Accrued expenses	28,154	26,460
Current obligations under long-term debt	692	675
Deferred revenue	1,893	1,763
Total current liabilities	79,179	65,673

Long-term liabilities:
Deferred income taxes	186	179
Long-term debt, less current portion	13,930	13,644
Operating lease liabilities, non-current	2,366	3,645
Total long-term liabilities	16,482	17,468

Total liabilities	$95,661	$83,141
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $22,115 and $21,447 at June 30, 2022 and 2021, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized	—	—
Common stock, no par value, 640,000,000 shares authorized, 71,188,053 and 71,258,047 shares issued and outstanding at June 30, 2022 and 2021, respectively	469,918	462,775
Accumulated deficit	(313,085)	(311,382)
Total shareholders’ equity	156,833	151,393
Total liabilities, convertible preferred stock and shareholders’ equity	$255,632	$237,672

Cantaloupe, Inc.
Consolidated Statements of Operations

	Three months ended		Year ended
	June 30,		June 30,
($ in thousands, except per share data)	2022 (Unaudited)	2021 (Unaudited)	2022 (Unaudited)	2021
Revenues:
Subscription and transaction fees	$44,895	$38,234	$168,850	$139,242
Equipment sales	13,136	10,784	26,352	27,697
Total revenue	58,031	49,018	205,202	166,939

Costs of sales:
Cost of subscription and transaction fees	27,158	23,202	103,392	83,617
Cost of equipment sales	13,743	11,034	37,615	29,296
Total costs of sales	40,901	34,236	141,007	112,913

Gross profit	17,130	17,782	64,195	54,026

Operating expenses:
Sales and marketing	2,887	2,062	8,908	6,935
Technology and product development	5,174	4,513	21,877	15,935
General and administrative	8,796	7,677	30,519	35,754
Investigation, proxy solicitation and restatement expenses	1,196	—	1,196	—
Depreciation and amortization	1,156	996	4,352	4,107
Total operating expenses	19,209	15,249	66,852	62,731

Operating income (loss)	(2,079)	(467)	(2,657)	(8,705)

Other income (expense):
Interest income	521	181	1,884	1,159
Interest expense	(424)	(43)	(524)	(4,013)
Other income (expense)	(137)	3,224	(220)	3,224
Total other income (expense), net	(40)	3,362	1,140	370

(Loss) gain before income taxes	(2,119)	2,895	(1,517)	(8,335)
Provision for income taxes	40	(237)	(186)	(370)

Net (loss) income	(2,079)	2,658	(1,703)	(8,705)
Preferred dividends	—	—	(668)	(668)
Net (loss) income applicable to common shares	$(2,079)	$2,658	$(2,371)	$(9,373)

Net earnings (loss) per common share
Basic and diluted	$(0.03)	$0.04	$(0.03)	$(0.14)

Cantaloupe, Inc.
Consolidated Statements of Cash Flows

	Year ended June 30,
($ in thousands)	2022 (Unaudited)	2021	2020

Cash flows from operating activities:
Net loss	$(1,703)	$(8,705)	$(40,595)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	6,248	9,075	3,029
Amortization of debt issuance costs and discounts	148	2,735	1,283
Reimbursement of shareholder proxy solicitation costs	—	—	4,500
Provision for expected losses	3,471	1,236	2,958
Provision for inventory reserve	(397)	693	681
Depreciation and amortization included in operating expenses	4,352	4,107	4,307
Depreciation included in cost of sales for rental equipment	973	1,405	2,710
Property and equipment write-off	—	1,658	—
Gain on extinguishment of debt	—	(3,065)	—
Operating lease right-of-use asset impairment	—	1,578	—
Other	686	1,104	2,103
Changes in operating assets and liabilities:
Accounts receivable	(13,649)	(10,126)	1,818
Finance receivables	(1,884)	(1,877)	547
Inventory	(14,064)	3,142	1,463
Prepaid expenses and other assets	(4,262)	(847)	(563)
Accounts payable and accrued expenses	12,153	7,013	2,988
Operating lease liabilities	(907)	(1,014)	(1,384)
Deferred revenue	130	65	16
Net cash (used in) provided by operating activities	(8,705)	8,177	(14,139)

Cash flows from investing activities:
Purchase of property and equipment	(9,260)	(1,838)	(2,538)
Cash paid for acquisition	(2,966)	—	—
Proceeds from sale of property and equipment	—	10	44
Net cash used in investing activities	(12,226)	(1,828)	(2,494)

Cash flows from financing activities:
Proceeds from long-term debt issuance by Antara, net of issuance costs paid to Antara	—	—	14,248
Proceeds from equity issuance by Antara, net of issuance costs paid to Antara	—	—	17,879
Proceeds from PPP Loan	—	—	3,065
Payment of third-party debt issuance costs	(107)	—	(1,980)
Proceeds from long-term debt issuance by JPMorgan Chase Bank, N.A., net of debt issuance costs	738	14,550	—
Repayment of long-term debt	(605)	(15,744)	(2,522)
Proceeds from (repayments of) Revolving Credit Facility	—	—	(10,000)
Proceeds from private placement	—	55,008	—
Payment of equity issuance costs	—	(2,618)	—
Payment of Antara prepayment penalty and commitment termination fee	—	(1,200)	—
Proceeds from exercise of common stock options	894	78	192
Net cash provided by financing activities	920	50,074	20,882

Net increase (decrease) in cash and cash equivalents	(20,011)	56,423	4,249
Cash and cash equivalents at beginning of year	88,136	31,713	27,464
Cash and cash equivalents at end of year	$68,125	$88,136	$31,713

Supplemental disclosures of cash flow information:
Interest paid in cash	$755	$1,055	$1,314

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Year ended June 30,
($ in thousands)	2022	2021

Net loss	$(1,703)	$(8,705)
Less: interest income	(1,884)	(1,159)
Plus: interest expense	524	4,013
Plus: income tax provision	186	370
Plus: depreciation expense included in cost of sales for rentals	973	1,404
Plus: depreciation and amortization expense in operating expenses	4,352	4,107
EBITDA	2,448	30
Plus: stock-based compensation (a)	6,248	9,075
Plus: investigation, proxy solicitation and restatement expenses (b)	1,196	—
Plus: asset impairment charge (c)	—	1,578
Less: gain on extinguishment of debt (d)	—	(3,065)
Adjusted EBITDA	$ 9,892	$ 7,618
(a)    As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b)    As an adjustment to EBITDA, we have excluded the fees incurred in connection with the costs and expenses related to the 2019 Investigation, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our core operations.
(c)    As an adjustment to EBITDA, we have excluded the non-cash impairment charges related to long-lived operating lease right-of-use assets because we believe that these do not represent charges that are related to our core operations.
(d)     As an adjustment to EBITDA, we have excluded the one-time gain related to the forgiveness of our PPP loan.

	Three months ended June 30,
($ in thousands)	2022	2021

U.S. GAAP net (loss) income	$(2,079)	$2,658
Less: interest income	(521)	(181)
Plus: interest expense	424	43
Plus: income tax provision	(40)	237
Plus: depreciation expense included in cost of sales for rentals	235	349
Plus: depreciation and amortization expense in operating expenses	1,156	996
EBITDA	(825)	4,102
Plus: stock-based compensation (a)	1,623	2,709
Plus: investigation, proxy solicitation and restatement expenses (b)	1,196	—
Plus: asset impairment charge (c)	—	1,245
Less: gain on extinguishment of debt (d)	—	(3,065)
Adjusted EBITDA	$ 1,994	$ 4,991
(a)    As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b)    As an adjustment to EBITDA, we have excluded the fees incurred in connection with the costs and expenses related to the 2019 Investigation, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our core operations.
(c)    As an adjustment to EBITDA, we have excluded the non-cash impairment charges related to long-lived operating lease right-of-use assets because we believe that these do not represent charges that are related to our core operations.
(d)     As an adjustment to EBITDA, we have excluded the one-time gain related to the forgiveness of our PPP loan.